SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 _________________ FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 27, 2005

HANOVER DIRECT, INC. SAVINGS AND RETIREMENT PLAN (Exact Name of Registrant as Specified in Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	1-12082 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

1500 Harbor Blvd., Weehawken, New Jersey (Address of Principal Executive Offices)	07086 (Zip Code)

Registrant’s telephone number, including area code	(201) 272-3389

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

Changes in Hanover Direct, Inc. Savings and Retirement Plan’s (the “Plan”) Certifying Accountant

On June 27, 2005, KPMG LLP (“KPMG”) was terminated as the principal accountants for the Plan. The audit reports of KPMG on the Plan’s financial statements as of and for the years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to request KPMG’s departure was approved by the Plan Committee.

During the years ended December 31, 2003 and 2002 and through June 27, 2005, there were no disagreements between the Plan and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to such disagreements in its reports on the Plan. During the years ended December 31, 2003 and 2002 and through June 27, 2005, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) with respect to the Plan.

A letter from KPMG is attached as Exhibit 16 to this Form 8-K.

The Plan has engaged BDO Seidman, LLP as its independent auditor, effective June 27, 2005. During the years ended December 31, 2004 and December 31, 2003 and through June 27, 2005, the Plan did not consult BDO Seidman, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plan’s financial statements, or any of the matters or reportable events specified in Item 304(a)(2) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Exhibit
16	Letter of KPMG LLP regarding change in certifying accountant

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2005

Hanover Direct, Inc. Savings and Retirement Plan

By:  /s/ JOHN W. SWATEK
——————————————
        John W. Swatek

Senior Vice President,

Chief Financial Officer and Treasurer of Hanover

Direct, Inc. and member of the Plan Committee

EXHIBIT INDEX

Exhibit No.	Exhibit
16	Letter of KPMG LLP regarding change in certifying accountant